                 [LETTERHEAD CYANOTECH CORPORATION]

              SUPPLY AND EXCLUSIVE MARKETING AGREEMENT

This agreement is made this 8th day of July, 1994 between Cyanotech Corporation, (including its wholly owned subsidiary Nutrex, Inc.)
(Cyanotech), a Nevada corporation having its principle place of business at:
P.O. Box 4384, Kailua-Kona, Hawaii 96745, and Nutrition Gandalf (Gandalf) having its principle place of business at 2110 Cabot, Montreal, Quebec, Canada H4E1E4.

1) GRANTING OF EXCLUSIVE MARKETING RIGHTS Cyanotech hereby grants Gandalf exclusive marketing rights for Products, as listed on Exhibit A, to use its best efforts to sell the Products in the Area of Primary
Responsibility described in paragraph 2, on the terms and conditions set forth in this Agreement. Cyanotech agrees not to knowingly sell directly or to knowingly ship to any company or person inside the boarders of the countries in the Area of Primary Responsibility.

2) AREAS OF PRIMARY RESPONSIBILITY

     a) CYANOTECH BULK PRODUCTS. Area of Primary Responsibility (the Area) as used herein for the sale of Cyanotech bulk products, as listed on Exhibit A, means the countries of Canada and Austria. Gandalf agrees not to sell directly to or ship to any company or person outside the borders of the countries in the Area of Primary Responsibility without advance written authorization from Cyanotech.

     b) NUTREX PRODUCTS. Area of Primary Responsibility (the Area) as used herein for the sale of Nutrex products, as listed on Exhibit A, means the country of Canada. Gandalf agrees not to sell Nutrex products directly to any company or person outside the borders of the country in the Area of Primary Responsibility without advance written authorization from Cyanotech.

3) GUARANTEED SUPPLY OF PRODUCTS Cyanotech guarantees to sell to Gandalf its Spirulina Products, as listed on Exhibit A, and will use its best efforts to supply Gandalf at least the quantities as shown on Exhibit B.

4) GUARANTEED PURCHASE OF PRODUCTS Gandalf guarantees to purchase from Cyanotech Spirulina Products, as listed on Exhibit A, and will use its best efforts to purchase from Cyanotech at least the quantities as shown on Exhibit B.

5) PRICES AND PAYMENT TERMS Selling prices of Cyanotech Products will be the current published prices of Cyanotech. Current prices, FOB Kona Hawaii are [*] per kg for bulk Spirulina Pacifica powder and [*] for bulk Spirulina Pacifica 1000 mg tablets. [*] Cyanotech products which are sold by Gandalf under the Nutrex name and/or trademark. [*]


                  [*CONFIDENTIAL TREATMENT REQUESTED*]

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[*]

6) ADDITIONAL TERMS

     a) Gandalf will be responsible for and bear all costs for all sales promotion of Nutrex products including printed material, radio and television advertisements, and demonstrations.

7) CYANOTECH SPIRULINA ONLY SPIRULINA SOLD BY GANDALF For the duration of this agreement, Gandalf agrees that only Spirulina Products manufactured by Cyanotech shall be sold, and/or used in products which Gandalf sells in the Area.

8) TRADEMARKS The trademark Spirulina Pacifica and all other present or future trademarks of Cyanotech may be displayed and used by Gandalf in the sale and promotion of the Products in a manner identical or similar to Cyanotech's own practice. Such trademarks are and shall remain the sole property of Cyanotech and any use thereof by Gandolf shall be limited to the Cyanotech Products, or such other products as may be authorized by Cyanotech. It is expressly agreed that Gandalf's use of Cyanotech trademarks is with and on the consent of Cyanotech and that Gandalf shall acquire no rights in said trademarks because of its use thereof.

9) GANDALF TO INDEMNIFY CYANOTECH Gandalf agrees to indemnify and save harmless Cyanotech for all loss and damages (including attorney's fees), that either or both may sustain or become liable for by reason of claims against it or them resulting from unauthorized acts or statements of Gandalf or its employees agents or representatives.

10) CYANOTECH TO INDEMNIFY GANDALF Cyanotech agrees to indemnify and save harmless Gandalf for all loss and damages (including attorney's fees), that either or both may sustain or become liable for by reason of claims against it or them resulting from unauthorized acts or statements of Cyanotech or its employees agents or representatives.

11) INSURANCE During the term of this Agreement, both Gandalf and Cyanotech, each on their own accord, will maintain, at their own expense, product liability insurance with a minimum liability of $1,000,000. Proof of such insurance will be provided upon written request by the other party.

12) TERM AND TERMINATION This Agreement shall be in force and effective beginning as of the date first above written and shall continue in force from the date of this agreement unless terminated as provided below:

     a) In the event of a default by Gandalf in any of the obligations which it undertakes by entering into this Agreement and/or purchasing Products from Cyanotech, Cyanotech shall have the right to terminate this Agreement thirty
(30) days after sending a notice in writing to Gandalf specifying the nature of the default and Cyanotech's intention to terminate, unless



                  [*CONFIDENTIAL TREATMENT REQUESTED*]


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within said thirty (30) day period, Gandalf shall have cured the default to
Cyanotech's satisfaction.

     b) This Agreement shall terminate one day prior to Gandalf becoming insolvent, or bankrupt or Gandalf's business being placed in the hands of a receiver or trustee for the benefit of creditors, whether by voluntary act of Gandalf or otherwise.

     c) Gandalf's exclusivity in a country of its Area of Primary Responsibility will terminate if Gandalf does not purchase at least 80% of the annual quantity of the Products for that country as specified in Exhibit
B. At the request written of Cyanotech, Gandalf will, within 10 days after receiving such request, provide documentation to substantiate the quantity of products shipped to each country.

     d) This Agreement will terminate four (4) years after the date first above written. At the end of the first year of this agreement, Cyanotech and Gandalf agree to negotiate in good faith to extend or modify this agreement upon its termination. In this manner both Cyanotech and Gandalf will have as much as three years notice should there be any change to the supply and exclusive marketing arrangement.

13) FAILURE TO ENFORCE PROVISIONS The failure to either party to enforce at any time or for any period of time the provisions hereof shall not be construed to be a waiver of such provisions or right of such party thereafter to enforce such provisions.

14) FORCE MAJEURE Neither party hereto shall be responsible for failure or delay in the performance of any of its obligations hereunder or under any purchase contract(s) made between Cyanotech and Gandalf hereunder by reason of force majeure, including, but not limited to, industrial disputes, riots, mobs, fires, floods, wars, shortage of labor, power, fuel, raw materials, or transportation, laws, regulations, orders or administrative guidelines of any government or its agencies or any other circumstances beyond the control of such party.

15) GANDALF NOT AGENT OR LEGAL REPRESENTATIVE OF CYANOTECH This Agreement does not constitute Gandalf the agent or legal representative of Cyanotech for any purpose whatsoever. Gandalf is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of Cyanotech or to bind it in any manner or thing whatsoever.

16) LIABILITY Should either Cyanotech or Gandalf breach any of the terms of this agreement, the damaged party has the right to collect unspecified damages from the offending party and the offending party has the liability to pay such unspecified damages which resulted from the breach of terms.

17) ENTIRE AGREEMENT This instrument cancels and supersedes any and all previous agreements, arrangements, or understandings between the parties, and contains the entire agreement between the parties respecting the subject matter hereof, and any representations, promises or conditions not incorporated herein shall not be binding upon Cyanotech until signed on its behalf by an officer of Cyanotech nor shall any modification, renewal, termination or waiver of any of the provisions herein contained, or any future representation, promise, warranty of condition in connection with the subject matter hereof be binding upon Cyanotech unless made in writing and signed on its behalf by one of its officers.

18) ARBITRATION All disputes, controversies, differences, or claims arising out of this



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Agreement, or the breach thereof, are to be finally settled by final and binding arbitration in the state of California in accordance with the rules of the American Arbitration Association then existing. The losing party is to bear the cost of its and the prevailing party's reasonable attorney's and expert witness fees. Gandalf and Cyanotech agree that no party is to request and the arbitrator is to have no authority to award punitive or exemplary damages to the prevailing party against the other party.

19) APPLICABLE LAW This agreement shall be construed in accordance with the laws in the state of California.

20) NOTICES Any payment, notice or other communication required or permitted to be made or given by either party hereto pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by registered or certified air mail, postage prepaid, addressed to it at its address set forth above, or to such other address as it shall designate by written notice given to the other party at said address.

21) AGREEMENT NOT ASSIGNABLE This Agreement constitutes a personal contract between Cyanotech and Gandalf and Gandalf shall not transfer or assign any part thereof without Cyanotech's written consent.

22) SEVERABILITY In the event that any part of this Agreement between Cyanotech and Gandalf shall be found to be illegal, or a violation of public policy, or for any reason unenforceable in law. Such finding shall in no event invalidate any other part of this Agreement.

The signed officers of Cyanotech and Gandalf have the personal obligation to make their respective Board of Directors, any new management and any new owners aware of this agreement. Any new management or owners of either Cyanotech and Gandalf will have the responsibility to abide by this agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement in duplicate as of the day and year first above written.



Cyanotech Corporation                     Nutrition Gandalf
_____________________                     _________________


By  /s/ Gerald R. Cysewski                By   /s/ Charles Goulet


Its   President & CEO                     Its   Directeur Finances et Secretaire



                  [*CONFIDENTIAL TREATMENT REQUESTED*]


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                                   EXHIBIT A


CYANOTECH BULK PRODUCTS

1) Spirulina Pacifica -TM- bulk powder

2) Spirulina Pacifica bulk Crystal Flakes -TM-

3) Spirulina Pacifica -TM- bulk 1,000 mg tablets

4) Spirulina Pacifica -TM- bulk 500 mg tablets


NUTREX PRODUCTS

1) Spirulina Pacifica -TM- powder

2) Spirulina Pacifica -TM- tablets

3) Hawaiian Energizer powder

4) Hawaiian Energizer tablets

5) Papaya Pacifica -TM- tablets

6) Spirulina Pacifica Crystal Flake -TM-



                  [*CONFIDENTIAL TREATMENT REQUESTED*]


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                                   EXHIBIT B

Gandalf Purchases of CYANOTECH BULK PRODUCTS Required to Maintain Area Exclusivity and Agreement Renewal for Cyanotech Bulk Products. (Numbers in 1,000 Kilograms)



                              Country        [*]
                              _______

                              Canada         [*]
                              Austria        [*]
                                [*]          [*]
                              _______
                               Total         [*]
                                [*]          [*]
                                [*]

                  [*CONFIDENTIAL TREATMENT REQUESTED*]